SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 31, 2012

Exact Name of Registrant as
Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue
Oxnard, CA 93030

Registrant's Telephone Number, Including
Area Code:	(805) 987-9000

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14. a-12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     The Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 31, 2012. As of the record date for the Annual Meeting, June 6, 2012, there were 28,725,676 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting.

     At the Annual Meeting, seven directors stood for reelection to a one year term expiring at the fiscal 2013 Annual Meeting. All seven of the director nominees were reelected under the Registrant’s plurality voting method. The results of the election of directors are summarized as follows:

			Broker
	For	Withheld	Non-Votes
Frank Perna, Jr.	14,416,695	699,860	13,609,121
Kimberly Alexy	14,435,998	680,557	13,609,121
Michael Burdiek	14,554,729	561,826	13,609,121
Richard Gold	14,458,239	658,316	13,609,121
A.J. "Bert" Moyer	14,277,598	838,957	13,609,121
Thomas Pardun	13,635,026	1,481,529	13,609,121
Larry Wolfe	14,436,348	680,207	13,609,121

     In addition to the election of directors, the results of voting on other matters at the 2012 Annual Meeting are summarized as follows:

				Broker
Proposal 2:	For	Against	Abstain	Non-Votes
Advisory vote on executive
compensation (“say on pay”)	14,144,977	811,762	159,816	9,116,358

Proposal 3:	1 Year	2 Years	3 Years	Abstain
Advisory vote on the frequency
of holding say on pay votes	13,599,726	78,400	1,344,389	94,040

				Broker
Proposal 4:	For	Against	Abstain	Non-Votes
Approve increase in authorized
common stock from 40 million
to 80 million shares	20,460,513	2,562,574	1,209,826	-

				Broker
Proposal 5:	For	Against	Abstain	Non-Votes
Ratification of SingerLewak
as the Company’s independent
auditing firm for fiscal 2013	24,057,795	76,056	99,062	-

     At the Annual Meeting, stockholders cast 90% of votes in favor of holding future say on pay votes on an annual basis. The Board of Directors of the Company had recommended a vote for annual frequency of say on pay votes. In light of this result and other factors it considered, the Board has determined that the Company will hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes occurs. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company’s 2018 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

August 1, 2012	By: /s/ Richard Vitelle
Date	Richard Vitelle,
Vice President-Finance
(Principal Financial Officer)